Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Announces the Closing of Asset Exchange Transaction

with Oncor and Dismissal of Rate Case

DALLAS, TEXAS, Nov. 10, 2017—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) announced the closing of the asset exchange transaction between InfraREIT’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), and Oncor Electric Delivery Company LLC (“Oncor”) in which SDTS exchanged its retail distribution assets for a group of Oncor’s transmission assets located in west and central Texas. Additionally, the dismissal of the pending rate case (“Rate Case”) of SDTS and its tenant, Sharyland Utilities, L.P. (“Sharyland”) became effective November 9, 2017 upon the closing of the asset exchange transaction.

Transaction Highlights:

•	Significant reduction in retail delivery rates for all of Sharyland’s retail distribution customer classes upon transitioning to Oncor

•	SDTS and Sharyland’s Rate Case was dismissed

•	InfraREIT will focus on an electric utility transmission strategy

Transaction Details

SDTS exchanged $401 million of assets for $383 million of transmission assets located in west and central Texas and $18 million in cash from Oncor. The Public Utility Commission of Texas (“PUCT”) issued an order approving the transaction on October 13, 2017. Sharyland will lease the acquired assets from SDTS and operate the assets under an amended Certificate of Convenience and Necessity. In addition, SDTS will continue to own and lease to Sharyland certain substations from which Sharyland will provide wholesale distribution services, but Sharyland will no longer have retail distribution operations or customers.

On December 30, 2016, SDTS and Sharyland filed an amended rate case application and rate filing packages with the PUCT under Docket No. 45414, which was subsequently abated pending ongoing settlement negotiations among the Company and the other parties to the Rate Case. On September 29, 2017, the PUCT issued an order approving the dismissal of the Rate Case contingent upon the closing of the asset exchange transaction. Sharyland and SDTS will be required to file a new rate case in the calendar year 2020 with a test year ending December 31, 2019.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas and managed by the Ray L. Hunt family), and the Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR”. Additional information on InfraREIT is available at www.InfraREITInc.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties related to the benefits of the exchange transaction with Oncor and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc., 214-855-6748

For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc., 214-978-8534